Exhibit 3.1
CERTIFICATE OF INCORPORATION
OF
SUNSHINE ACQUISITION CORPORATION
               FIRST: The name of the corporation (hereinafter sometimes referred to as the “Corporation”) is:
Sunshine Acquisition Corporation
               SECOND: The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, New Castle County, Wilmington, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.
               THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.
               FOURTH: The aggregate number of all classes of shares which the Corporation shall have the authority to issue is one thousand (1,000) shares of common stock, par value of $0.01 per share (the “Common Stock”).
               FIFTH: The rights, preferences, privileges and restrictions granted or imposed upon the Common Stock are as follows:
     1. Dividends. The holders of the Common Stock shall be entitled to the payment of dividends when and as declared by the board of directors of the Corporation (the “Board”) out of funds legally available therefore and to receive other distributions from the Corporation, including distributions of contributed capital, when and as declared by the Board. Any dividends declared by the Board to the holders of the then outstanding Common Stock shall be paid to the holders thereof pro rata in accordance with the number of shares of Common Stock held by each such holder as of the record date of such dividend.
     2. Liquidation, Dissolution or Winding Up. Subject to the rights of any holders of any class of preferred stock which may from time-to-time come into existence and which are then outstanding, in the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the funds and assets of the Corporation that may be legally distributed to the Corporation’s stockholders shall be distributed among the holders of the then outstanding Common Stock pro rata, in accordance with the number of shares of Common Stock held by each such holder.

     3. Voting. Each holder of Common Stock shall have full voting rights and powers equal to the voting rights and powers of each other holder of Common Stock and shall be entitled to one (1) vote for each share of Common Stock held by such holder. Each holder of Common Stock shall be entitled to notice of any stockholders’ meeting in accordance with the bylaws of the Corporation (as in effect at the time in question) and applicable law, on all matters put to a vote of the stockholders of the Corporation.
               SIXTH: The name and address of the Incorporator is as follows:
Eleanor Romanelli
Latham & Watkins LLP
555 Eleventh Street, NW
Suite 1000
Washington, D.C. 20004
               SEVENTH: In furtherance and not in limitation of the power conferred by statute, the Board of Directors is expressly authorized to make, alter or repeal the Bylaws of the Corporation subject to any limitations contained therein.
               EIGHTH: No director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for the breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involved intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transactions from which the director derived an improper personal benefit.
               NINTH: Election of directors need not be by written ballot unless the Bylaws of the Corporation shall so provide.
               TENTH: The Corporation reserves the right to amend, alter, change or repeal any provisions contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by the General Corporation Law of the State of Delaware. All rights conferred upon stockholders herein are granted subject to this reservation.

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               ELEVENTH: To the fullest extent permitted by applicable law, the Corporation is authorized to provide indemnification of (and advancement of expenses to) agents of the Corporation (and any other persons to which the DGCL permits the Corporation to provide indemnification) through bylaw provisions, agreements with such agents or other persons, by vote of stockholders or disinterested directors or otherwise, in excess of the indemnification and advancement otherwise permitted by Section 145 of the DGCL, subject only to limits created by the DGCL and applicable decisional law, with respect to actions for breach of duty to the Corporation, its stockholders, and others.

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          I, THE UNDERSIGNED, being the sole Incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, herein declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 26th day of July, 2005.

/s/ Eleanor Romanelli
Eleanor Romanelli
Incorporator

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CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
OF
SUNSHINE ACQUISITION CORPORATION
          SUNSHINE ACQUISITION CORPORATION, a corporation organized and existing under the laws of the State of Delaware, HEREBY CERTIFIES AS FOLLOWS:
          1. The name of the company is Sunshine Acquisition Corporation (the “Company”).
          2. The Certificate of Incorporation of the Company is hereby amended by striking out Article FOURTH thereof and by substituting in lieu of said Article the following new Article:
          “FOURTH: The aggregate number of all classes of shares which the Company shall have the authority to issue is six hundred thousand (600,000) having a par value of $0.01 per share. All such shares are Common Stock.”
          3. The amendment to the Company’s Certificate of Incorporation set forth in this certificate of amendment has been duly adopted by this Company’s board of directors and stockholders in accordance with the applicable provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.
          IN WITNESS WHEREOF, the Corporation has caused this certificate to be executed by the President, Claudius E. Watts IV, this 27th day of July, 2005.

/s/ Claudius E. Watts IV
Name:	Claudius E. Watts IV
Title:	President

CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
OF
SUNSHINE ACQUISITION CORPORATION
          SUNSHINE ACQUISITION CORPORATION, a corporation organized and existing under the laws of the State of Delaware, HEREBY CERTIFIES AS FOLLOWS:
          1. The name of the company is Sunshine Acquisition Corporation (the “Company”).
          2. The Certificate of Incorporation of the Company is hereby amended by striking out Article FOURTH thereof and by substituting in lieu of said Article the following new Article:
          “FOURTH: The aggregate number of all classes of shares which the Company shall have the authority to issue is ten million (10,000,000) having a par value of $0.01 per share. All such shares are Common Stock.”
          3. The amendment to the Company’s Certificate of Incorporation set forth in this certificate of amendment has been duly adopted by this Company’s board of directors and stockholders in accordance with the applicable provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.
          IN WITNESS WHEREOF, the Corporation has caused this certificate to be executed by the President, Claudius E. Watts IV, this l6th day of November, 2005.

/s/ Claudius E. Watts IV
Name:	Claudius E. Watts IV
Title:	President

CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
OF
SUNSHINE ACQUISITION CORPORATION
          SUNSHINE ACQUISITION CORPORATION, a corporation organized and existing under the laws of the State of Delaware, HEREBY CERTIFIES AS FOLLOWS:
          1. The name of the company is Sunshine Acquisition Corporation (the “Corporation”).
          2. The Certificate of Incorporation of the Corporation is hereby amended by striking out Article FIRST thereof and by substituting in lieu of said Article the following new Article:
          “FIRST: The name of the corporation (hereinafter sometimes referred to as the “Corporation”) is:
SS&C Technologies Holdings, Inc.”
          3. The amendment to the Corporation’s Certificate of Incorporation set forth in this certificate of amendment has been duly adopted by the Corporation’s board of directors and stockholders in accordance with the applicable provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.

          IN WITNESS WHEREOF, the Corporation has caused this certificate to be executed by its Chairman of the Board and Chief Executive Officer, this 4th day of June, 2007.

/s/ William C. Stone
Name:	William C. Stone
Title:	Chairman of the Board and Chief Executive Officer

CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
OF
SS&C TECHNOLOGIES HOLDINGS, INC.
          SS&C TECHNOLOGIES HOLDINGS, INC., a corporation organized and existing under the laws of the State of Delaware, HEREBY CERTIFIES AS FOLLOWS:
          1. The name of the corporation is SS&C Technologies Holdings, Inc. (the “Corporation”).
          2. The Certificate of Incorporation of the Corporation is hereby amended by striking out Article FOURTH thereof and by substituting in lieu of said Article the following new Article:
          “FOURTH: The aggregate number of all classes of shares which the Corporation shall have the authority to issue is one hundred million (100,000,000) having a par value of $0.01 per share. All such shares are Common Stock.”
          3. The amendment to the Corporation’s Certificate of Incorporation set forth in this certificate of amendment has been duly adopted by the Corporation’s board of directors and stockholders in accordance with the applicable provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.

          IN WITNESS WHEREOF, the Corporation has caused this certificate to be executed by its Chairman of the Board and Chief Executive Officer, this 22 day of April, 2008.

/s/ William C. Stone
Name:	William C. Stone
Title:	Chairman of the Board and Chief Executive Officer